                                                                     EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT dated effective as of May 24, 1996, is made and entered into by and between J.B. JENNINGS and BRET LEWIS, on the one hand (collectively, jointly and severally, the "Buyer"), and SUMMA INDUSTRIES, a California corporation, with its principal place of business at 1600 West Commonwealth Avenue, Fullerton, CA 92633 (the "Seller"), relating to the sale by the Seller and purchase by the Buyer of all of the outstanding shares of capital stock of Morehouse-COWLES, Inc., a California corporation (the "Company").

     WHEREAS, there are currently outstanding One Million Four Hundred Thousand (1,400,000) shares of Common Stock of the Company (the "Shares"), all of which are owned beneficially and of record by the Seller.

     WHEREAS, in order to accomplish such acquisition, Buyer desires to purchase the Shares and the Seller desires to sell the Shares on the terms and subject to the conditions set forth in this Agreement.

     WHEREAS, a subsidiary of the Seller owns the real estate (the "Real Estate") currently occupied by the Company and more particularly described in

Exhibit A hereto and desires to enter into a lease of the same to the Company on
- ---------
the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   SALE OF SHARES AND CLOSING.
          --------------------------

          (a) Purchase and Sale.  The Seller agrees to sell to Buyer, and Buyer
              -----------------
agrees to purchase from Seller, the Shares at the Closing on the terms and subject to the conditions set forth in this Agreement.

          (b) Purchase Price.  The aggregate purchase price for the Shares is
              --------------
the Company's net book value as of May 31, 1996 as reflected in the "Closing Balance Sheet", plus $100,0000 (the "Purchase Price"), payable at the Closing in the manner provided in Section 1(c). The Closing Balance Sheet shall be prepared by the Company in conformance with generally accepted accounting principles applied on a basis consistent with that on which the anual financial statements of Seller have historically been prepared. The Closing Balance Sheet shall be delivered by the Company to Buyer on or prior to the Closing Date. The Purchase Price shall be paid by the delivery of $750,000 in immediately available United States funds, by cashier's or bank certified check or checks, and a promissory note for the balance (the "Note") executed by the Buyer in substantially the form set forth in Exhibit B hereto.
                                    ---------

          (c) Closing.  The Closing shall take place at the offices of the
              -------
Seller in Fullerton, California at 12:01 p.m., local time, on June 30, 1996 (the "Closing Date"), or on such earlier date as all of the conditions of Closing have been satisfied, or at such other time and place as Buyer and Seller mutually agree. The Closing shall be effective as of the opening of business on May 31, 1996. At the Closing, Buyer shall pay the Purchase Price in cash and by
issuance of the Note, as provided in Section 1(b) hereof.   At the Closing,
Seller shall assign and transfer to Buyer good and valid title in and to the Shares, free and clear of all liens, by delivering to Seller a certificate or certificates representing the Shares, duly endorsed in blank or accompanied by duly executed stock powers in form reasonably satisfactory to Seller endorsed in blank, and Buyer shall execute and deliver the Note. At the Closing, there shall also be delivered to Seller and Buyer the opinions, certificates and other contracts, documents and instruments to be delivered under Sections 5, 6 and 7.

     2.   REAL ESTATE.  Simultaneously with the transfer of the Shares, the Real
          -----------
Estate shall be leased to the Company pursuant to a Facilities Lease in substantially the form set forth as Exhibit A attached hereto.

     3.   REPRESENTATIONS AND WARRANTIES OF SELLER.  The Seller represents and
          ----------------------------------------
warrants to and agrees with Buyer as follows:

          (a) Corporate Existence of Seller.  Seller is a corporation duly
              -----------------------------
organized, validly existing and in good standing under the laws of the State of California. Seller has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

          (b) Authority.  The execution and delivery by Seller of this
              ---------
Agreement, and the performance by Seller of its obligations hereunder, have been duly and validly authorized by the Board of Directors of Seller and by all other necessary corporate action, if any is required, on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller and constitutes legal, valid and binding obligations of Seller enforceable against Seller in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general application relating to or affecting creditors' rights and to general equity principles.

          (c) Organization and Authority of Company.  The Company is a
              -------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of California, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a material adverse effect on its business or financial condition. The Company has the full corporate power, authority and legal right to own, lease or otherwise hold its properties and to carry on its business as now being conducted. The Company's stock records and transfer books reflect all material transactions relating to the stock of the Company. Seller has delivered, or will upon execution hereof deliver, to Buyer accurate and complete copies of the Company's articles of incorporation and bylaws.

          (d) Capitalization.  The authorized capital stock of the Company
              --------------
consists solely of 10,000,000 shares of common stock, of which 1,400,000 shares are currently issued and outstanding. The Shares have been duly authorized and issued and are fully paid and non-assessable, and no shares have been issued in violation of any preemptive rights. The Seller owns the Shares, beneficially and of record, free and clear of all liens and encumbrances and any restrictions on transfer. There are no outstanding or issued minority shares and no outstanding or authorized options, contracts, preemptive rights, rights to subscribe or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition, or acquisition of any of its capital stock. There are no voting trusts, proxies, or any other contracts or understandings with respect to the voting of the capital stock of the Company. The delivery of a certificate or certificates at the Closing representing the Shares in the manner provided in Section 1(c) will transfer to Buyer good and valid title to the Shares, free of any liens or encumbrances.

          (e) No Subsidiaries.  The Company has no subsidiaries and does not
              ---------------
serve as a partner in any partnerships or as a member of any limited liability company, joint venture or other business entity or association.

          (f) No Conflicts.  The transfer of the Shares as herein contemplated
              ------------
will not result in default under any contract to which the Company is a party, and will not give rise to a right in any third party to accelerate any indebtedness of the Company or alter or terminate any contract or other right of the Company.

          (g) Consents, etc.  No consent, authorization, order or approval of,
              --------------
or filing or registration with, any governmental commission, board or other regulatory body or any person or entity is required for or in connection with the execution and delivery of this Agreement by the Seller or the consummation by the Seller of the transactions contemplated hereby.

          (h) Financial Statements.  The Buyer has been previously furnished
              --------------------
with the Company's balance sheets and income statements at and as of August 31, 1994 and 1995 and a balance sheet of the Company as of April 30, 1996 (the "Balance Sheet"), all of which (collectively, the "Financial Statements") have been prepared in conformance with generally accepted accounting principles applied on a basis consistent with that on which the annual financial statements of Seller have historically been prepared, fairly present the financial condition of the Company and the results of its operations and transactions as of their respective dates. The Financial Statements do not contain any material misstatement of facts or omit to state or reflect any material fact concerning the Company required to be stated or reflected therein or necessary to make the statements therein not misleading as of their respective dates. The Company does not have any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (i) as reflected in the Financial Statements, or
(ii) as may have been incurred after April 30, 1996 in the ordinary course of business and reflected on the books and records of account.

          (i) Absence of Material Adverse Changes.  Other than losses from
              -----------------------------------
operations occurring in the ordinary course of business, there has not been since April 30, 1996 (i) any material adverse change in the financial condition of the Company; (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the property or business of the Company; (iii) any increase in the compensation payable to the officers of the Company or any general or uniform increase in the rates of pay for any substantial group of its employees; (iv) any acquisition or disposition of any asset having a book value to the Company in excess of $10,000, other than in the ordinary course of business; (v) any forgiveness of any indebtedness payable to the Company in excess of $10,000; or (vii) other than as set forth on the Disclosure Schedule attached hereto as Exhibit C, any incurrence of any
                                       ---------
obligation or liability, in an amount in excess of $10,000, other than in the ordinary course of business.

          (j) Litigation.  Except as set forth in the Disclosure Schedule, there
              ----------
are no actions, suits, proceedings or investigations pending, or, to the Seller's actual knowledge after internal inquiry and investigation conducted with diligence deemed by Seller to be reasonable, threatened, against or affecting the Company or any of its properties, assets or rights, in any arbitration tribunal, court or before any authority, which individually or collectively is reasonably expected to materially and adversely affect its financial condition, business, properties, assets or rights.

          (k) Books and Records.  The books and records pertaining to the
              -----------------
business of the Company previously made or to be made available for review by Buyer are true, complete and correct in all material respects, have been maintained in accordance with good business practice and accurately reflect the basis for the financial condition and results of operations of the Company set forth in the Financial Statements.

          (l) Governmental Authorization and Compliance with Laws.  Except as
              ---------------------------------------------------
expressly set forth in this Agreement or in the Disclosure Schedule, the business of the Company has been and is being operated in compliance, except as to any noncompliance which, in the aggregate, is not reasonably expected to have a material adverse effect upon the Company, its properties, assets and its business collectively, with all laws, ordinances, regulations and orders of all governmental entities, including, but in no way limited to those pertaining to the protection of the environment and the handling and/or disposition of hazardous waste materials, and the Company has all material permits, certificates, licenses, variances, approvals and other authorizations required in connection with the operation of its business. No notice has been issued and no investigation or review is pending (i) with respect to any alleged violation by the Company of any law, ordinance, regulation, order, policy or guideline of any governmental entity, or (ii) with respect to any alleged failure to have all permits, variances, certificates, licenses, approvals and other authorizations required in connection with the operation of Company and the Seller has no knowledge of any such permits, certificates, licenses, approvals or other authorizations which are required but which have not been obtained.

          (m) Tax Matters.  All tax returns, declarations of estimated tax, tax
              -----------
reports and similar documents required to be filed by the Company have been filed in a timely fashion with the appropriate governmental agencies. All such tax returns, declarations of estimated tax, tax reports and similar documents were prepared on an appropriate basis; all federal, state, local and foreign taxes, interest, penalties, assessments and deficiencies due were fully paid when due, except for any such assessments being contested by appropriate proceedings diligently pursued. The amount and nature of all such contested assessments, if any, are listed in the Disclosure Schedule. The Company has made all withholdings of tax required to be made under all applicable foreign, federal, state and local tax regulations and such withholdings have either been paid to the respective governmental agencies or set aside in accounts for such purposes or accrued, reserved against and entered upon the books of the Company. The Seller shall be responsible for and shall pay all federal, state and local taxes owing by the Company or the Seller as a result of the operations of the Company for all periods prior to May 31, 1996 and as a result of the transactions contemplated hereby. The Seller reserves the right to contest in an appropriate forum and in a diligent fashion, any assessment of taxes against the Company as a result of this transaction.

          (n) Title to Properties; Absence of Liens and Encumbrances, etc.  The
              ------------------------------------------------------------
Company has good and marketable title to all of its properties and assets used in its business, free and clear of any liens, claims, charges, pledges, options, security interests or other encumbrances, except as reflected on the Financial Statements or on the Disclosure Schedule and except for such imperfections of title and encumbrances, if any, which do not materially detract from the actual value, or interfere with the present use, of the property subject thereto or affected thereby. All property and assets material to the business, operations or financial condition of the Company are in substantially good operating condition and repair.

          (o) Necessary Property.  The Company owns or has valid leases for all
              ------------------
the assets now used in and reasonably necessary for the conduct of the business of the Company in the manner and to the extent presently conducted by it. Exhibit D attached hereto is a complete list of all of the Company's tangible
- ---------
personal property owned and used by it in the current conduct of its business when the original cost thereof was in excess of $500.

          (p) Real and Personal Property--Leased.  The Company is not a party to
              ----------------------------------
any lease covering real or personal property except as described on the Disclosure Schedule, true, correct and complete copies of which have been delivered to Buyer. All such leases are valid, in full force and effect in accordance with their respective terms, and will so remain following Closing with no changes in their present terms and conditions.

          (q) Benefit Plans and Other Material Contracts.  Except as disclosed
              ------------------------------------------
in the Disclosure Schedule, the Company does not, as of the date hereof, and will not have, as of the Closing, outstanding any employment or labor agreement or any incentive compensation, deferred compensation, profit sharing, stock option, stock bonus, stock purchase, savings, consultant, retirement, insurance, pension or other fringe or employee benefit plan or arrangement (collectively "Benefit Plans) with or for the benefit of any officer, employee or other person. The Company is not, nor is any other party thereto, in material default of any obligation to be performed under a Benefit Plan or has done any act which solely by notice and/or passage of time will become a material default of any obligation to be performed thereunder.

     Each Benefit Plan listed in the Disclosure Schedule which is subject to ERISA ("ERISA Plans") complies in all material respects with the requirements of ERISA. Each such ERISA Plan which is a pension plan has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code; no such pension plan has engaged in a "prohibited transaction", as that term is defined in Section 4975 of the Code, which could subject the Company to a material tax or penalty on prohibited transactions under Section 4975 of the Code; all required reports and returns have been filed with the appropriate governmental authorities, there has not been a complete termination of any of the pension plans, and no proceeding to bring about any such termination has been instituted; except as listed on the Disclosure Schedule, there have not been any "reportable events", as that phrase is defined in Section 4043 of ERISA, for which the 30-day requirement period has not been waived under regulations promulgated by the Pension Benefit Guaranty Corporation; no liability to the Pension Benefit Guaranty Corporation has been incurred with respect to the pension plans except for required premium payments which have been paid when due; and except as listed on the Disclosure Schedule, none of the pension plans has incurred any "accumulated funding deficiency", as that phrase is defined in Section 302 of ERISA (whether or not waived), since the effective date of that Section. None of the ERISA Plans is a multiemployer plan within the meaning of section 3(37) of ERISA, and the Company has never contributed to, or otherwise participated in, such a plan. Except as set forth in the Disclosure Schedule or elsewhere in this Agreement, the Company is not a party to any written or oral (a) contract or agreement with any labor organization;
(b) contract for the employment of any officer or employee or group of the Company's employees; (c) consulting or non-competition agreement; (d) agreement for the construction of plants or facilities or associated architectural, engineering or other services; (e) distributor, dealer, vendor, manufacturer's representative, sales agency or advertising contract which is not cancelable on thirty (30) days' (or less) notice without premium or penalty; (f) contract for the purchase or sale of materials, supplies, merchandise or other assets or services involving in the aggregate an obligation of more than $10,000 or extending (or which may extend) beyond December 31, 1996; (g) agreement granting any preferential rights to purchase any of its assets, property or rights or requiring the consent of any party to the transfer or assignment of such assets, property or rights or limiting or restricting in any other way Company's ability to transfer or assign such rights; (h) agreement, contract or indenture relating to the borrowing or lending of money or guarantee of any obligation for borrowed money or otherwise; (i) any license or other Intellectual Property agreement; or
(j) any other contract, agreement or arrangement, whether or not entered into in the ordinary course of business, involving in the aggregate, an estimated total payment in excess of $10,000. Except as otherwise disclosed in this Agreement or in the Disclosure Schedule, there is no contract, agreement, plan or other instrument referred to above that (assuming any notice required by the terms of such contract, agreement, plan or other instrument is timely given, and the Seller hereby agrees to provide any such notice) would be modified, subject to termination or otherwise affected by the transactions contemplated hereby.

Seller has furnished Buyer with true and correct copies of all contracts and other documents listed on the Disclosure Schedule.

          (r) Customers; Pricing Practices.  Exhibit E contains a complete
              ----------------------------   ---------
listing of the Company's 20 largest customers, together with a description of the Company's pricing practices with respect to such customers.

          (s) Inventories.  Except as set forth in the Disclosure Schedule, the
              -----------
Company's inventories are of a type, quality and quantity normally held by the Company and are of a quality useable or saleable in the ordinary course of the Company's business. The value at which inventory is carried on the books of the company reflects the normal inventory valuation policy utilized by the Company and is stated at the lower of cost or market in accordance with generally accepted accounting principles.

          (t) Labor Matters.  Except as set forth on the Disclosure Schedule,
              -------------
there are no controversies pending between the Company and any of its employees, which controversies have affected or are reasonably expected to affect materially and adversely the business, properties, assets or financial condition of the Company.

          (u) Officers and Directors.  Exhibit F contains a true, complete and
              ----------------------   ---------
correct list of the Company's officers and directors as of the date hereof.

          (v) Employees.  Exhibit G contains a true, complete and accurate list
              ---------   ---------
of all employees of the Company and the remuneration of each employee whose current rate of remuneration (including wages, salaries, bonuses, commissions and fringe benefits) is $25,000 or more per year.

          (w) Accounts Receivable.  Except as set forth on the Disclosure
              -------------------
Schedule, the accounts receivable reflected on the Financial Statements, the accounts receivable arising thereafter and the accounts receivable existing at Closing representing or will represent valid accounts arising from sales or other charges made in the ordinary course of business of the Company and, to the best of the Seller's knowledge, the Company's reserve for bad debts is adequate.

          (x) No Violation of Other Agreements.  Neither (i) the execution and
              --------------------------------
delivery of this Agreement by the Seller or of any other agreement referred to herein to be executed and delivered in connection herewith, nor (ii) the performance and compliance by the Seller with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby and thereby, conflicts with, or results in any breach of any of the provisions of, or constitutes a default (or an occurrence which, by the lapse of time, the giving of notice or both, would constitute a breach or default) under any loan agreement, indenture, mortgage, deed of trust or other agreement or instrument to which the Seller or the Company is a party or by which the Seller or the Company is bound or to which any of its properties or assets are subject; or conflicts with, or results in a breach of any of the provisions of, or constitutes a default under the certificate of incorporation or bylaws of the Company or any law, judgment, order, writ, injunction, decree, rule, arbitration award or regulation or results in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the assets of the Company.

          (y) Insurance.  All inventories, machinery, equipment, buildings,
              ---------
improvements, and other tangible assets owned or leased by the Company are, and between the date hereof and the Closing Date will be, insured against fire and casualty, and the Company is insured against liability, including products liability under the policies and in the amounts and types of coverage set forth on Exhibit H attached hereto and such policies are, and between the date hereof
   ---------
and the Closing Date will be, outstanding and in full force and the premiums thereon fully paid when and as the same are due and payable. All such liability policies, or policies providing substantially identical coverage (other than as to dollar amount, which has varied), have been continuously in force for at least six (6) years. Exhibit H attached hereto is a true and correct schedule
                      ---------
of all policies of fire, liability, and other forms of insurance, pursuant to which the Company or any of its assets are insured. All such insurance policies are currently in force with all premiums due thereon having been paid. The Seller has delivered to Buyer a loss run, statistical run and a narrative of incidents, events and claims under each and every policy set forth in Exhibit H
                                                                      ---------
attached hereto certified to be correct by the Company's insurance broker. To the Seller's knowledge, no insurer is the subject of insolvency proceedings.
The Company has notified its insurance carrier of all litigation and claims asserted against the Company to date, but has not notified the insurance carrier of the facts set forth on Exhibit H which might subsequently give rise to a
                          ---------
claim. The Company has received no notices from any insurance carrier disclaiming coverage as to any of such notifications.

     4.   REPRESENTATIONS AND WARRANTIES OF BUYER.  Buyer represents and
          ---------------------------------------
warrants to, and agrees with, Seller as follows:

          (a) Organization, etc.  Each Buyer is an individual residing in the
              -----------------
State of Michigan.

          (b) Authority Relative to Agreements.  Buyer has the full power and
              --------------------------------
authority to execute, deliver and perform this Agreement, the Note, the Lease and any other agreement referred to herein to be executed and delivered by it in connection herewith and to consummate the transactions contemplated on its part hereby. The execution and delivery by Buyer of this Agreement, the Note, the Lease, any other agreement referred to herein to be executed and delivered by Buyer in connection herewith and the consummation by it of the transactions contemplated on its part hereby have been duly authorized by all necessary corporate action. No other corporate proceedings on its part or the part of its shareholders or directors are necessary to authorize the execution and delivery of this Agreement, the Note, the Lease, and any other agreement referred to herein to be executed and delivered by Buyer in connection herewith by them or the consummation by it of the transactions contemplated on their part hereby. This Agreement, the Note, the Lease, and any other agreement referred to herein to be executed and delivered by Buyer in connection therewith have been duly executed and delivered by Buyer and this Agreement, the Note, the Lease, and any other agreement referred to herein to be executed and delivered by Buyer in connection herewith constitute valid and binding agreements of Buyer, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (c) Violation of Other Instruments.  Neither the execution nor the
              ------------------------------
consummation of this Agreement, the Note, the Lease, or of any other agreement referred to herein to be executed and delivered by Buyer in connection herewith does or will conflict with Buyer's articles of incorporation or bylaws, or constitute a breach or default (or an occurrence which, by the lapse of time, the giving of notice or both, would constitute a breach or default) under any contract or commitment to which Buyer is a party, or by which Buyer or its properties or assets are bound.

          (d) Financial Statements.  Copies of each Buyer's personal financial
              --------------------
statement as of March 31, 1996 ("Buyer's Financial Statement"), which fairly presents the financial condition of such Buyer, are attached hereto as Exhibit
                                                                       -------
I.   Buyer's Financial Statement does not contain any material misstatement of
- -
facts or omit to state or reflect any material fact concerning the Buyer required to be stated or reflected therein or necessary to make the statements therein not misleading as of their respective dates. Neither Buyer has any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (i) as reflected in Buyer's Financial Statements or (ii) as may have been incurred after March 31, 1996 and reflected on Exhibit J attached hereto. Since
                                               ---------
March 31, 1996, there has not been any incurrence of any obligation or liability on the part of either Buyer in an amount in excess of $10,000.

          (e) Investment Representation.  The Shares are being purchased and
              -------------------------
will be taken and received by Buyer for its own account, for investment, with no present intention of a distribution or disposition thereof to others.

     5.   ADDITIONAL COVENANTS AND AGREEMENTS.
          -----------------------------------

          (a) Conduct of Business.  The Seller further covenants and agrees
              -------------------
that: during the period from the date hereof to the Closing, and except as otherwise contemplated by this Agreement, the Company shall conduct its operations according to its ordinary and usual course of business (including sale of assets, billing, collection and payment consistent with the Company's customary practices) and shall use its best efforts to preserve intact its business organization; to keep available the services of its officers and employees; to maintain satisfactory relationships with licensors, suppliers, distributors, vendors, customers and others having business relationships with it; it shall not sell or transfer any of its assets, other than in the ordinary course of its business; and it shall not permit any insurance policy in connection with its business to lapse, be canceled or terminate.
Representatives of the Company shall confer with representatives of Buyer to keep Buyer informed with respect to operational matters of a material nature and to report the general status of the ongoing operations of the business of the Company.

          (b) Broker's Fees.  If either party has retained any broker, finder or
              -------------
agent or agreed to pay any brokerage fees, finder's fees or commissions with respect to the transaction contemplated by this Agreement, that party shall be solely responsible for such payment, it being understood and agreed that Seller alone shall bear, be responsible for and pay any and all compensation payable to H.J. Hartz & Associates, Inc. on account of the transactions contemplated hereby.

          (c) Regulatory Consents, Authorizations, etc.  Each party hereto will
              ----------------------------------------
use its best efforts to obtain all consents, authorizations, orders and approvals of, and make all filings and registrations with, any governmental commission, board or other regulatory body or any other person, including parties to all material contracts and agreements, the assignment of which is contemplated hereunder, required for or in connection with the consummation by it of the transactions contemplated on its part hereby and will cooperate fully with the other in assisting it to obtain such consents, authorizations, orders and approvals and to make such filings and registrations. No party hereto will intentionally take, or omit to take, any action, which action or omission will have the effect of delaying, impairing or impeding the receipt of any required consent, authorization, order or approval or the making of any required filing or registration.

          (d) Investigation by Buyer's Legal Counsel.
              --------------------------------------

              (i) From the date hereof until Closing, Buyer may make or cause to be made such investigation of the legal affairs of the Company as Buyer reasonably deems necessary or advisable to familiarize itself with the legal condition of the Company, provided that such investigation shall not unreasonably interfere with normal operations of the Company. The Seller shall cause the Company's officers, accountants and counsel to fully cooperate with such investigation. Buyer's counsel shall be permitted to have full access to the corporate books and records of the Company, and the officers of the Company will furnish counsel to Buyer with such other information with respect to the legal affairs of the Company as Buyer shall from time to time reasonably request.

              (ii) If as a result of such examination, counsel to Buyer discovers any facts or circumstances not set forth or referred to in this Agreement or in the Exhibits hereto and which Buyer, in its reasonable discretion, believes to materially and adversely affect or in the future may affect, the corporate organization, good standing or legal condition of the Company, Buyer may, no later than the Closing Date, elect to terminate this Agreement by giving the Seller written notice of its election to terminate.

              (iii) Either party shall also have a right to terminate this Agreement should the other breach any material term hereof.

              (iv) Upon any termination pursuant to this Section 5(f), neither party shall owe the other any duty or obligation specified herein, except those in Section 5(e) and (g) below, except that if the termination is because of a default by the other party, the terminating party shall retain all rights it has against the defaulting party and arising from such default.

          (e) Confidentiality.  Each of the parties agrees that it shall use its
              ---------------
best efforts to cause its employees, officers, and agents to, hold all data and information obtained with respect to the other in confidence, and shall, and shall use its best efforts to cause its employees, officers and agents to, not use such data or information or disclose the same to others, except (i) as permitted by the other parties to this Agreement, (ii) to the extent such data or information is published or is a matter of public knowledge (other than in violation of this Agreement or an agreement of similar nature), or (iii) as may be required by law or judicial or administrative process, in which case such party shall consult with the other party before any disclosure. In the event that the transactions contemplated by the Agreement shall not be consummated on or prior to the Closing Date, each party agrees to return to the other parties any and all of such confidential information (including all copies, notes, summaries and extracts thereof) to the provider thereof. If the Agreement is consummated, all data and information relating to the Company shall remain confidential and not revealed by the Seller to any third party, except as provided above.

          (f) Best Efforts.  The parties agree to use their best efforts to
              ------------
obtain (1) all necessary authorizations and consents to the transactions contemplated by this Agreement, (2) the consent of any party to any lease or other contract or agreement to which the Company is a party and which consent is required for the assignment thereof or the consummation of the transactions contemplated by this Agreement.

          (g) Expenses.  Whether or not the transaction contemplated herein is
              --------
consummated, each party hereto shall bear all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

          (h) Publicity.  Buyer and Seller agree to use their respective best
              ---------
efforts to cause their respective officers, employees and agents, not to issue any press release or otherwise make any public statement with respect to the transactions contemplated hereby without the consent of the other party (which consent shall not be unreasonably withheld); provided, however, that
                                             --------  -------
notwithstanding the foregoing, a party hereto shall be permitted to make such disclosure to the public or governmental agencies as is reasonably deemed necessary to prevent violation of applicable federal and state laws.

          (i) Non-Competition.  Seller shall not, at any time within a ten (10)
              ---------------
year period commencing immediately following the Closing, directly or indirectly engage in, or have any interest in any person, firm, corporation or business (whether as an employee, officer, director, agent, security holder, creditor, consultant, contractor or otherwise) that engages in any activity in any county or counties in any area throughout the world, which is the same as, similar to, or competitive in any manner with any activity engaged in by the Company in any such area as of the effective date of this Agreement, for either the above-mentioned ten-year period or for so long as the Company or any of its successors shall engage in any of such activities in any such area (whichever period is the lesser), it being expressly understood and agreed that the Buyer is purchasing the Shares for the purpose of causing the Company to continue to engage in such activities within such areas.

          (j) Additional Agreements.  Subject to the terms and conditions
              ---------------------
herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement.

          (k) Further Assurances.  Upon written request of Buyer after the
              ------------------
Closing, the Seller shall promptly execute any document or take any action reasonably necessary to accomplish the purpose and intent of this Agreement and consummate the transactions contemplated hereby.

          (l) Resignations.  At Closing, all officers and directors of the
              ------------
Company shall tender their resignations if requested by Buyer.

     6.   CONDITIONS TO THE OBLIGATIONS OF BUYER.  The obligations of Buyer
          --------------------------------------
hereunder are subject to the fulfillment to the reasonable satisfaction of Buyer, prior to or at the Closing, of each of the following conditions:

          (a) Financing.  Upon execution hereof, Buyer has provided Seller with
              ---------
written evidence of preliminary approval by Buyer's bank of satisfactory bank financing for the transaction. Buyer agrees to use its best efforts to obtain such financing and agrees that unless it provides Seller with evidence of the availability of such financing on or before the Closing Date, Seller may elect to terminate this Agreement.

          (b) UCC Searches, etc.  Buyer receiving, at its own expense, at least
              -----------------
two (2) business days prior to the scheduled Closing Date, as agreed to by the parties hereto, searches of the records of filings under Article 9 of the Uniform Commercial Code, federal tax liens, state tax warrants, judgments, liens, executions, bankruptcy filings, and other searches as Buyer may reasonably deem appropriate.

          (c) Representations and Warranties.  The representations and
              ------------------------------
warranties of the Seller contained in this Agreement are true and correct in all material respects on the date hereof and shall also be true and correct in all material respects at and as of the Closing, with the same force and effect as if made at and as of the Closing; Seller shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing.

          (d) Opinion of the Company's Counsel.  Buyer shall have received an
              --------------------------------
opinion from Phillips & Haddan, counsel to Seller and the Company, dated the date of the Closing, in form and substance satisfactory to Buyer, substantially to the effect that:

               (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted.

               (ii) The authorized shares of stock of the Company consists of 10,000,000 shares of Common Stock, of which 1,400,000 shares are issued and outstanding, all such shares have been duly authorized and issued and are fully paid and non-assumable.

               (iii) The Shares are owned beneficially and of record by the Seller.

               (iv) Such counsel is unaware of any pending or threatened claims or litigation against the Company.

               (v) The execution and delivery of this Agreement and any other agreements referred to herein by the Seller and the consummation by it of the transactions contemplated on its part hereby and thereby have been duly authorized by all necessary corporate action on behalf of the Seller and do not and will not violate any provision of the Articles of Incorporation or Bylaws of the Company.

               (vi) Seller has transferred all of Seller's rights in the Shares to the Buyer and, assuming that Buyer is a "bona fide purchaser", has acquired the Shares free of any adverse claim.

          (e) Litigation; Other Events.  No action, suit or proceeding shall
              ------------------------
have been instituted by any person which seeks to prohibit, restrict or delay consummation of the transaction contemplated herein or any of the conditions material to the consummation of the transaction contemplated herein.

          (f) Additional Certificates, etc.  The Seller shall have furnished to
              ----------------------------
Buyer such additional certificates, opinions and other documents as Buyers may have reasonably requested relating to any of the conditions set forth in this
Section 6.

          (g) Governmental Authority.  All authorizations, consents, orders and
              ----------------------
approvals of any governmental authority necessary for the performance by the Seller and Buyer of this Agreement and the other agreements and instruments referred to herein and the consummation of the transactions contemplated herein shall have been obtained.

          (h) Real Estate Lease.  The Company and Seller's subsidiary shall have
              -----------------
executed and delivered the Lease, and Seller shall have guaranteed the obligations of its subsidiary under the Lease, including without limitation the obligation to indemnify the Company against environmental matters.

          (i) Key Personnel.  Buyer shall have made satisfactory arrangements
              -------------
for the continued employment by the Company of such of the Company's key personnel as determined by Buyer.

     7.   CONDITIONS TO THE OBLIGATIONS OF SELLER.  The obligations of the
          ---------------------------------------
Seller hereunder are subject to the fulfillment to the reasonable satisfaction of the Seller, prior to or at the Closing, of each of the following conditions:

          (a) Representations True.  The representations and warranties of Buyer
              --------------------
contained in this Agreement are true and correct in all material respects on the date hereof and shall also be true and correct in all material respects at and as of the Closing, with the same force and effect as if made at and as of the Closing; Buyer shall have performed and complied in all material respects with all of the agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing.

          (b) Compliance with Laws.  On the Closing Date, there shall be no
              --------------------
effective injunction, writ, preliminary restraining order or any order of any nature issued by a court or governmental body or authority, directing that the transactions provided for herein or any of them not be consummated as herein provided.

          (c) Consents.  All requisite consents and approvals shall have been
              --------
procured and any and all requirements of law shall have been met which are necessary for the parties to fulfill their obligations hereunder.

          (d) The Buyer shall have executed and delivered the Note and the Lease.

          (e) Opinion of the Buyer's Counsel.  Seller shall have received an
              ------------------------------
opinion of Kries, Enderle, Callendar & Huggins, satisfactory in form and substance to Seller, to the effect that:

              (i) The execution and delivery by Buyer of this Agreement, the Note, the Lease, and any other agreements referred to herein to which it is a party and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Buyer; and

              (ii) This Agreement, the Note, the Lease, and any other agreements referred to herein to which it is a party, assuming due authorization, execution and delivery by the other parties thereto, are the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

     8.   WAIVER OF CONDITIONS.  Notwithstanding anything in this Agreement to
          --------------------
the contrary, if any one or more of the conditions specified in Sections 6 or 7 hereof shall not have been satisfied, the party for whose benefit such condition is to be satisfied shall have the right, in addition to any other right which may be available to it, to waive such conditions and nevertheless to proceed with the transactions contemplated hereby. In the event of any such waiver, the party exercising its right shall not thereafter have the right to proceed against the other party or parties for damages resulting from the breach so waived.

     9.   REPRESENTATIONS AND WARRANTIES; SURVIVAL.
          ----------------------------------------

          (a)  Survival.  The representations, warranties and covenants (except
               --------
to the extent performed in full prior to or at the Closing) of the parties hereto set forth in this Agreement, and in any certificates, exhibits and other documents delivered in connection herewith, shall survive the Closing (notwithstanding any investigation made by or on behalf of Buyer or the results thereof) for the longer of:

               (i) a period of three (3) years from the Closing Date; or

               (ii) with respect to any representation, warranty or covenant relating to the Company's federal, state or local tax returns or tax liability, a period as is equal to the applicable statute of limitations period as the same may have been or may be extended, waived by the Seller or otherwise remain open.

Nothing contained in this Section 9(a) shall in any way affect any obligations of any party under this Agreement that are to be performed, in whole or in part, after the Closing.

          (b)  Indemnity.  The Seller hereby agrees to indemnify and hold
               ---------
harmless the Buyer and any affiliate thereof and the directors, officers, and employees of the Buyer and any such affiliate from and against all expenses, claims, costs, damages or liabilities, including reasonable attorneys' fees, arising out of or relating to (i) the untruth or inaccuracy of any representation or warranty given in this Agreement by the Seller; (ii) any breach of any covenant or obligation made by Seller herein; (iii) any and all damages, losses, costs and expenses resulting from, occasioned by or arising out of the breach of any representation or warranty, or the nonfulfillment of any covenant, made by the Seller under this Agreement; or (iv) any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal fees and other expenses incident to the foregoing. Buyer hereby agrees to indemnify and hold harmless the Seller from and against all expenses, claims, costs, damages or liabilities, including reasonable attorneys' fees arising out of or relating to the untruth or inaccuracy in any material respect of any representation or warranty given in this Agreement by Buyer or any breach of any covenant or obligation of Buyer contained herein. Each party agrees to give prompt notice in writing to the other party hereto of any claim which is threatened or asserted against it which may give rise to a right in favor of such party to seek indemnification hereunder. Notwithstanding the foregoing,

               (i) with respect to any and all liabilities and obligations of the Company for products liability and similar claims, Seller shall only be liable to indemnify Buyer on account thereof if the injury giving rise to the claim occurred prior to the Closing and an executive officer of Seller had received actual notice of such claim prior to Closing and Seller failed to disclose such claim in writing to Buyer on or before the Closing date; and

               (ii) Seller shall not be obligated to indemnify Buyer until the aggregate amount subject to indemnity exceeds all amounts received as insurance reimbursements and/or reflected as reserves on the Financial Statements (no matter how characterized thereon) by $25,000, and then only to the extent of such excess.

          (c)  Procedure.  Any party seeking indemnification hereunder (the
               ---------
"Indemnitee") agrees to notify the other (the "Indemnitor") promptly (but in no event later than sixty (60) days) after discovery of any fact or circumstance reasonably indicating that there may be a basis for a claim of indemnification pursuant to this Section 9 (the "Claim" or "Claims"). Any such notice must be sent by the Indemnitee prior to the expiration of the periods specified in
Section 9(a) hereof. The notice, to the extent the Indemnitee practically can, shall describe the nature of the Claim, if the Claim is determinable, the amount of the Claim, or if not determinable, the Indemnitee's estimate of the amount of the Claim. Indemnitee further agrees to minimize the amount of its loss or injury for which it is entitled to indemnification pursuant to this Section 9 to the extent practicable. If Indemnitee, in order to fulfill its obligations to the Indemnitor under the preceding sentence, must take legal action or if Indemnitee is involved in any legal action, the outcome of which could give rise to its seeking indemnification from the Indemnitor pursuant to this Section 9, and the Indemnitor shall have acknowledged its obligations to indemnify Indemnitee hereunder, the Indemnitor shall have the right (but not the obligation) to control any such legal action and proceedings at its own cost and expense. The Indemnitee shall nevertheless have the right to participate in all phases of any such controlled legal action at its own expense. No settlement, compromise or other resolution of such controlled litigation shall be had without the written consent of the Indemnitee, such consent not to be unreasonably withheld. The Indemnitor will not be liable under this Section 9 for any Claim in respect of which no such notice is given with the applicable time period set forth in Section 9(a) and (c).

     No Claim for which indemnification is asserted hereunder shall be settled or compromised without the written consent of the Indemnitor.

          (d)  Suspension of Limitation Period.  Notwithstanding anything
               -------------------------------
contained in this Section 9 to the contrary with respect to the time periods for indemnification, if a written notice is sent to a party prior to the end of any applicable time period specified in Section 9(a), the provisions of this Section 9 shall survive the end of any such time period and continue in full force and effect with respect to any demands, suits, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses including, without limitation, interest, penalties and attorneys' fees asserted against, resulting to, imposed upon or incurred by Indemnitee by reason of or resulting from the subject matter contained in such notice.

          (e) In the event either party seeks indemnity payments from the other, the parties will, for a period of 30 days after receipt of demand for such payment, use their respective best efforts to arrive, in good faith, upon an agreeable resolution of the claim. In the event that no agreement is reached during such 30-day period, the party seeking indemnification shall be entitled to pursue whatever legal remedies it may have.

          (f) Set Off.  Each party shall have the right to set off any amounts
              -------
finally determined by a competent tribunal to be due to the other under this Section against any amount owed such party to the other.

          (g) Limitation on Indemnification.  Except as otherwise expressly
              ------------------------------
provided below in this subsection 9(g), the maximum aggregate liability of Seller to Buyer as a consequence of any one or more breach or breaches of one or more of the representations and warranties of Seller contained herein shall be limited to the aggregate amount paid and payable to Seller as the aggregate Purchase Price for the Shares. In the case of actual fraud, Buyer may, in addition to the foregoing right of indemnification, pursue any and all legal and equitable remedies it may have against Seller.

     10.  POST CLOSING OPERATIONS OF THE COMPANY.  From and after the Closing,
          --------------------------------------
for so long as any amount remains payable by Buyer to Seller pursuant to the Note, Buyer agrees and covenants with Seller as follows:

          (a) Buyer shall not move the Company's assets and/or operations from their current location and facilities, which are the subject of the Lease specified in Section 2 above, other than movements of assets in the ordinary course of business and Buyer shall casue the Company to duly and timely perform all of the Company's obligations under the Lease;

          (b) Except as contemplated in subsection 12(c) hereof, Buyer shall not
(A) merge the Company with any third party, (B) sell all or any portion of the capital stock of the Company to any third party or otherwise permit the Company to participate in any transaction which would result in a change in control of the Company, (C) liquidate or dissolve the Company, or (D) permit the Company to enter into any employment agreements with any of the Company's employees as of the Closing, or with either Buyer, except as required by law, or which has been approved by Seller;

          (c) Buyer shall duly and timely perform all of Buyer's obligations under the License Agreement specified in Section 1(c) above;

          (d) Buyer shall (i) cause the Company to maintain the insurance the Company is required to provide under the Facilities Lease, and (ii) at all times maintain with reputable insurance companies (having a Best rate of "A+7" or higher and admitted to issue insurance in California) products and personal liability insurance of at least $2,000,000, with $5,000,000 of "excess" coverage, and Seller and affiliates shall be named as additional insureds in all such policies;

          (e) Buyer shall cause the Company to provide three (3) voice mail boxes on the Company's voicemail system for the purpose of receiving telephone calls directed to Seller, and shall promptly refer telephone calls and forward facsimile communications and mail intended for Seller to Seller at the address specified as provided in Section 12(b) below, and provide such further reasonable services as Seller may reasonably request to facilitate the relocation of Seller's executive offices from the premises that are the subject of the Lease, it being understood and agreed that Seller will reimburse the Company for any and all out-of-pocket direct costs paid by the Company in connection therewith. For a period of two (2) weeks following the Closing, Buyer will permit Seller and its employees to continue to occupy and use the portion of the premises subject to the Lease currently used and occupied by them at no charge except for reimbursement to the Company for any and all out-of-pocket direct costs incurred in connection therewith.

          (f) Any and all payments made by Buyer to Seller, no matter how designated or described by Buyer, shall be applied to amounts owing by Buyer to Seller first to any and all payments then due and payable under the Note, then to any and all payments then due and owing under the Lease; and then to any and all payments then due and owing under the License Agreement; and

          (g) The Company shall provide to Seller quarterly financial statements (within 30 days following the end of each calendar quarter), which may be unaudited, and audited annual financial statements of the Company (within 120 days following the end of each fiscal year of the Company), prepared in accordance with generally accepted accounting principles.

     11.  TERM; TERMINATION.
          -----------------

          (a) Termination on Closing Date.  This Agreement shall terminate if
              ---------------------------
the Closing does not occur on the Closing Date, or on such other date as may be agreed in writing by the parties.

          (b) Breach.
              ------

              (i) Buyer shall be entitled to terminate this Agreement if the Seller fails to cure any breach of the terms of this Agreement committed by it, to the reasonable satisfaction of Buyer after receipt by the Seller of written notice thereof and prior to the Closing Date.

              (ii) Seller shall be entitled to terminate this Agreement if Buyer shall fail to cure any breach of the terms of this Agreement committed by it to the reasonable satisfaction of Seller after receipt by Buyer of written notice thereof and prior to the Closing Date.

     12.  MISCELLANEOUS.
          -------------

          (a) Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of California.

          (b) Notices.  Any notices, requests, demands and other communications
              -------
required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when deposited in the United States mail, by registered or certified mail, postage prepaid, return receipt requested, as follows:

If to the Seller, addressed as follows:

                    Summa Industries
                    1600 West Commonwealth Avenue
                    Fullerton, CA 92633

 With a copy to:    James M. Phillips, Jr., Esq.
                    Phillips & Haddan
                    4695 MacArthur Court, Suite 840
                    Newport Beach, CA 92660

If to Buyer:        Bret A. Lewis
                    Epworth Manufacturing Co. Inc.
                    1400 Kalamazoo Street
                    South Haven, MI 49090

 With a copy to:    Russell A. Kreis, Esq.
                    Kreis, Enderle, Callendar & Hudgins
                    One Moonsbridge
                    Kalamazoo, Michigan 49002

or to such other address as the party hereto may from time to time give written notice of to the others.

          (c) Entire Agreement.  This Agreement constitutes the entire agreement
              ----------------
among the parties hereto and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, among the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified in any way except by a written instrument executed by all of the parties hereto.

          (d) Benefits; Binding Effect.  This Agreement shall be for the benefit
              ------------------------
of and binding upon the parties hereto, their respective heirs, personal representatives, legal representatives and permitted successors and assigns.

          (e) No Assignment.  No party hereto shall assign its rights or
              -------------
delegate its obligations under this Agreement, and any attempted assignment thereof shall be void.

          (f) No Waiver.  No waiver of any of the provisions of this Agreement
              ---------
shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless expressly so provided.

          (g) No Third Party Beneficiary.  Notwithstanding Section 9(d) hereof,
              --------------------------
nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm, corporation, partnership, association or other entity, other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

          (h) Severability.  The invalidity of any one or more of the words,
              ------------
phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections or subsection or subsections had been inserted.

          (i) Section Headings.  The section and other headings contained in
              ----------------
this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

          (j) Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts and by the several parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          (k) Disputes.  In the event any litigation or other proceeding is
              --------
brought to interpret or enforce any provision of this Agreement, such action shall be brought in a state or federal court of competent jurisdiction which shall be located in South Haven, Michigan if initiated by Seller, or in Orange County, California if initiated by Buyer.

     13.  SUBORDINATION.  The Note shall be subordinated to the bank financing
          -------------
referred to in Section 6(a) hereof in a manner reasonably satisfactory to the bank providing such financing.

     14.  RISK OF LOSS.  The risk of substantial loss or damage to any of the
          ------------
Company's assets by fire or other casualty, or by taking by eminent domain, until Closing, shall remain with the Seller. Upon loss or damage to a substantial portion or all of the Company's assets, Buyer shall have the election of terminating this Agreement without further liability hereunder or of completing the purchase and receiving the insurance monies collectible for such loss or damage, or the award for such taking by eminent domain, such election to be made by no later than the Closing Date.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



/s/ J. B. JENNINGS                  /s/ BRET LEWIS
- ---------------------------         ----------------------------
J.B. Jennings                       Bret Lewis



                                    SUMMA INDUSTRIES

                                    By:     /s/ JAMES R. SWARTWOUT
                                            ----------------------------------
                                    Title:  Chief Executive Officer
                                            ----------------------------------

                              SCHEDULE OF EXHIBITS
                              --------------------


Exhibit A -  Facilities Lease

Exhibit B -  Subordinated Promissory Note, Security Agreement and Guarantee

Exhibit C -  Seller's Disclosure Schedule

Exhibit D -  Tangible Personal Property

Exhibit E -  Customer List

Exhibit F -  List of Officers and Directors

Exhibit G -  List of Employees

Exhibit H -  Insurance

Exhibit I -  Buyer's Disclosure Schedule

Exhibit J -  List of Liabilities or Obligations Incurred after March 31, 1996

Exhibit K -  Closing Balance Sheet at May 31, 1996